Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Independent Auditors’ Report, dated March 29, 2022, accompanying the consolidated financial statements for the years ended December 31, 2021 and 2020 of Flexible Solutions International, Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No. 333-191728).

/s/ Smythe LLP

Smythe LLP

Chartered Professional Accountants

Vancouver, Canada
May 13, 2022